UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 17, 2006
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32622 (Commission File Number)	20-0723270 (IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada (Address of Principal Executive Offices)	89120 (Zip Code)
(800) 833-7110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 17, 2006, Global Cash Access Holdings, Inc. (the “Company”) and the other parties to the Registration Agreement dated as of May 13, 2004 entered into Amendment No. 1 to Registration Agreement to, among other things, provide for the participation of selling stockholders in a registration of shares of common stock of the Company pursuant to a Registration Statement on Form S-1 filed by the Company on May 11, 2006, and provide for a waiver of registration rights with respect to such registration.
     The foregoing description does not purport to be complete and is qualified by the full text of the Amendment, a copy of which is attached as Exhibits 10.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Document
10.1	Amendment No. 1 to Registration Agreement, dated May 17, 2006, by and among Global Cash Access Holdings, Inc. and the other parties thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.
Date: May 17, 2006	By:	/s/ Harry C. Hagerty III
Harry C. Hagerty III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Amendment No. 1 to Registration Agreement, dated May 17, 2006, by and among Global Cash Access Holdings, Inc. and the other parties thereto